UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 19, 2025

WNS (HOLDINGS) LIMITED

(Exact name of registrant as specified in its charter)

Jersey, Channel Islands	001-32945	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

Gate 4, Godrej & Boyce Complex Pirojshanagar, Vikhroli (W) Mumbai, India	400 079
HYLO,23rd Floor, 103-105 Bunhill Row, Old street London	ECY1Y 8LZ
515 Madison Avenue, 8th Floor, New York, NY	10022
(Addresses of principal executive offices)	(Zip codes)

+91-22-6826-2100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of class	Trading Symbol(s)	Name of each exchange on which registered
Ordinary share, par value 10 pence per share	WNS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01 Regulation FD Disclosure.

As previously disclosed on a Form 8-K filed with the Securities and Exchange Commission on July 7, 2025, WNS (Holdings) Limited, a public limited company incorporated under the laws of the Bailiwick of Jersey (the “Company” or “WNS”), entered into a Transaction Agreement with Capgemini S.E., a société européenne organized under the laws of France (the “Buyer”), providing for, subject to the terms and conditions of the Transaction Agreement, the acquisition of the Company by the Buyer, which is expected to be implemented by means of a scheme of arrangement (the “Scheme”) under the Companies (Jersey) Law 1991 (the “Transaction”).

The Company today issued a press release announcing that leading independent proxy advisory firms Institutional Shareholder Services Inc. and Glass, Lewis & Co. have each recommended that WNS shareholders vote “FOR” the Scheme and the related proposals to carry the Scheme into effect at the upcoming Court Meeting and General Meeting of the Company’s shareholders on August 29, 2025. A copy of the press release is attached as Exhibit 99.1 hereto.

The information in this Item 7.01 of this Current Report on Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Exchange Act or otherwise subject to the liabilities of that section, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

Exhibit	Description
99.1	Press Release, dated August 19, 2025, issued by WNS
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Additional Information and Where to Find It

This communication does not constitute a solicitation of any vote or approval. The Company may also file other documents with the U.S. Securities and Exchange Commission (the “SEC”) regarding the proposed transaction. This document is not a substitute for the scheme document published in the Current Report on Form 8-K filed by the Company with the SEC on July 30, 2025 (the “Scheme Document”) or any other document that may be filed by the Company with the SEC.

BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S SHAREHOLDERS ARE URGED TO READ THE SCHEME DOCUMENT IN ITS ENTIRETY AND ANY OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION OR INCORPORATED BY REFERENCE THEREIN BEFORE MAKING ANY VOTING OR INVESTMENT DECISION WITH RESPECT TO THE TRANSACTION BECAUSE THEY CONTAIN INFORMATION ABOUT THE TRANSACTION AND THE PARTIES TO THE PROPOSED TRANSACTION.

Any vote in respect of resolutions to be proposed at Company shareholder meetings to approve the Transaction, the Scheme or related matters, or other responses in relation to the Transaction, should be made only on the basis of the information contained in the Scheme Document. Shareholders may obtain a free copy of the Scheme Document and other documents the Company files with the SEC (when available) through the website maintained by the SEC at www.sec.gov. The Company makes available free of charge on its investor relations website at https://ir.wns.com/ copies of materials it files with, or furnishes to, the SEC.

No Offer or Solicitation

This communication is for informational purposes only and is not intended to and does not constitute, or form part of, an offer, invitation or the solicitation of an offer or invitation to purchase, otherwise acquire, subscribe for, sell or otherwise dispose of any securities, or the solicitation of any vote or approval in any jurisdiction, pursuant to the proposed Transaction or otherwise, nor shall there be any sale, issuance or transfer of securities in any jurisdiction in contravention of applicable law.

The Transaction will be implemented solely pursuant to the Scheme, subject to the terms and conditions of the Transaction Agreement, dated July 6, 2025, which contains the full terms and conditions of the Transaction.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WNS (HOLDINGS) LIMITED (Registrant)

Date: August 19, 2025	By:	/s/ Gopi Krishnan
Gopi Krishnan
General Counsel

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